Exhibit 99.1

Contact:

Robert D. Cozzone

President and Chief Executive Officer

Avidia Bancorp, Inc.

(800) 508-2265

Avidia Bancorp, Inc. Reports Third Quarter 2026 Financial Results, Declares Quarterly Cash Dividend

HUDSON, MA; October 22, 2026 – Avidia Bancorp, Inc. (the “Company”) (NYSE: “AVBC”), the holding company of Avidia Bank, today reported third quarter 2026 net income of $8.6 million, or $0.47 per share, compared to second quarter 2026 net income of $7.2 million, or $0.39 per share.

The Company also announced today the declaration of a quarterly cash dividend of $0.06 per share on its outstanding shares of common stock, payable on or about November 30, 2026, to stockholders of record as of the close of business on November 17, 2026.

CEO Robert Cozzone stated “Quarterly earnings growth benefited from higher loan yields and a lower loan loss provision. Our focus on pricing and operational discipline is resulting in continued improvements in operating leverage and balance sheet structure. During the quarter, we announced a $30 million stock repurchase authorization and commenced repurchases, further supporting stockholder returns.”

THIRD QUARTER 2026 FINANCIAL HIGHLIGHTS (comparisons are to prior quarter)

•
Net interest margin increased by 22 basis points to 3.86%, which included an 11 basis point benefit from a large loan prepayment penalty received.
•
Return on assets increased by 20 basis points to 1.24%.
•
Return on equity increased by 136 basis points to 8.79%.
•
Efficiency ratio improved to 62.2% from 65.3%.
•
Share repurchases of $23.8 million were completed as of September 30, equal to 6.1% of the previous quarter’s stockholders’ equity.

BALANCE SHEET

Total assets were $2.78 billion at September 30, 2026, which was comparable to June 30, 2026.

•
Short-term investments decreased by $9.0 million to $42.3 million as excess cash was used to pay down wholesale borrowings and for the share repurchases.
•
Total investment securities decreased by $1.7 million from June 30, to $325.9 million.
•
Total loans were $2.26 billion, which was comparable to June 30.
o
Residential mortgages increased by $30.1 million due primarily to the $21.3 million purchase of in-market, adjustable-rate mortgage loans from a local correspondent bank.

o
Commercial & industrial loans decreased $31.2 million due primarily to the impact of loan prepayments, including a $23.0 million solar loan that had three years remaining to maturity.
o
Quarter-end loan exposure related to non-medical office space was $90.6 million, or 4% of gross loans. When excluding owner-occupied, total non-medical office exposure was $72.6 million.
•
Deposits grew by $53.0 million, or 2.5% for the quarter, to $2.21 billion.
o
Brokered certificates of deposit in the amount of $22.9 million were purchased.
o
Money market accounts increased by $19.7 million due to solid growth from business customers.
o
Certificates of deposit increased by $12.1 million.
o
Lower cost transaction accounts (demand and NOW) were 50% of period-end total deposits.
•
Federal Home Loan Bank advances decreased by $50.0 million to $110.0 million.
•
Total stockholders’ equity decreased by $23.0 million, or 5.9%, to $366.6 million. Stockholders’ equity to total assets was 13.2% at quarter-end. Tangible stockholders' equity to tangible assets (non-GAAP) was 12.8%.
o
The Company recorded $23.8 million for the repurchase of 1,079,051 shares (5.4% of outstanding shares).
o
Accumulated other comprehensive loss increased by $6.8 million because higher market interest rates reduced the value of the available for sale investment portfolio.
o
Pursuant to an equity compensation plan approved by stockholders in the third quarter, five-year vesting director equity compensation grants were awarded consisting of 240,912 shares of restricted stock valued at $22.29 per share and 602,280 stock options valued at $7.78 per option.
o
On October 13, 2026, management equity grants with 5- or 6-year vesting were awarded consisting of 489,500 shares of restricted stock valued at $21.95 per share and 1,187,000 stock options with an average value of $7.65 per option. These values are not included in the consolidated financial statements as of September 30, 2026.

REVENUE

Total net revenue increased to $31.2 million in the third quarter of 2026, an increase of $1.3 million, or 4%, compared to the prior quarter.

•
Third quarter 2026 net interest income increased $1.5 million due to higher interest rates across most loan categories. The net interest margin improved by 22 basis points to 3.86%, which included a large $692 thousand loan prepayment penalty received from the prepayment of the large solar loan mentioned above. The net interest margin excluding the prepayment penalty is 3.75%, up 11 basis points from the second quarter.
o
Average earning assets totaled $2.6 billion, which remained steady from the prior quarter.
o
The yield on earning assets increased 21 basis points to 5.26%. The 5.55% loan yield included the $692 thousand in prepayment penalties, which contributed 12 basis points to the loan yield.

o
The cost of interest-bearing liabilities decreased 1 basis point to 1.88%, as the benefit from lower cost borrowings was partially offset by a 3 basis point increase in the cost of deposits to 1.35%.
•
Non-interest income decreased by $250 thousand, primarily because payments processing income declined from the prior quarter, when it was elevated by contract termination fees.
•
Mortgage banking income increased $149 thousand, or 51.9%, primarily driven by a higher quarterly MSR valuation.

NON-INTEREST EXPENSE

•
Total non-interest expense decreased $121 thousand, or 1%, to $19.4 million in the third quarter of 2026.
o
Salaries and benefits increased $235 thousand, or 2%, including $77 thousand from the expense related to the new stock grants issued.
o
Modest decreases were recorded across many of the other expense categories.

INCOME TAXES

Income tax expense increased $660 thousand to $3.0 million in the third quarter of 2026 compared to the prior quarter.

•
The effective income tax rate was 25.6% for the third quarter and 25.5% year-to-date.

ASSET QUALITY

The period-end allowance for credit losses was $23.2 million in the third quarter of 2026 compared to $23.9 million at the prior quarter-end. The ratio of the allowance to total loans decreased to 1.03% from 1.06% for these dates.

•
Provision expense for credit losses decreased $681 thousand to $211 thousand in the third quarter of 2026.
•
The Company recorded net loan charge-offs of $755 thousand in the third quarter of 2026, measuring 0.13% of average loans on an annualized basis.
•
Nonaccruing loans were $17.8 million, or 0.79% of total loans, at period-end, compared to $16.9 million, or 0.75% of total loans, at the prior quarter-end.

ABOUT AVIDIA BANCORP, INC.

Avidia Bancorp, Inc. is the bank holding company of Avidia Bank. Avidia Bank is a Massachusetts-chartered stock savings bank. With headquarters in Hudson, Massachusetts, it also operates nine full-service banking offices in western Middlesex County and eastern Worcester County, in Massachusetts. For more information, please visit https://www.AvidiaBank.com.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to

GAAP measures is provided at the end of this document. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP operating earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP operating earnings information set forth is not necessarily comparable to non-GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this document as supplemental financial data should be considered in conjunction with the Company’s GAAP financial information. The Company adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

FORWARD-LOOKING STATEMENTS
Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "outlook," "will," "should," and other similar expressions which do not relate to historical matters. Although we believe that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance. You should not place undue reliance on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond our control. Our actual results could differ materially from those presented in the forward-looking statements as a result of, among other factors, changes in general business and economic conditions nationwide and in our local markets, including changes which adversely affect borrowers' ability to service and repay loans; changes in customer behavior due to political, business and economic conditions, including inflation; conditions in the capital and debt markets; reductions in net interest income resulting from interest rate volatility and changes in the balances and mix of our loans and deposits; changes in market interest rates and real estate values; decreases in the value of securities and other assets or in deposit levels necessitating increased borrowing to fund loans and investments; competition from other financial institutions; changes in legislation or regulation and accounting principles, policies and guidelines; cybersecurity incidents; fraud; natural disasters; the risk that we may be unsuccessful in implementing our business strategy; and the other risks and uncertainties disclosed in Avidia Bancorp, Inc.’s Form 10-K, and updated by our Quarterly Report on Form 10-Q, and other filings submitted to the U.S. Securities and Exchange Commission. Forward looking statements speak only as of the date of this release, and we do not undertake any obligation to update or revise any of them to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events, except as may be required by applicable law or regulation.

Avidia Bancorp, Inc.
Selected Consolidated Financial Highlights (Unaudited)

	At or for the Quarters Ended
(Dollars in thousands, except per share data)	September 30, 2026	June 30, 2026	September 30, 2025
Earnings Data:
Net interest income	$25,503	$23,964	$23,432
Total non-interest income	5,652	5,902	4,526
Total net revenue	31,155	29,866	27,958
Total non-interest expense	19,380	19,501	28,369
Provision for credit losses	211	892	1,540
Income (loss) before income tax expense	11,564	9,473	(1,951)
Net income (loss)	8,601	7,170	(907)
Per-Share Data:
Earnings (loss) per share, basic	$0.47	$0.39	$(0.05)
Earnings (loss) per share, diluted	0.47	0.39	(0.05)
Book value per share	19.05	19.40	18.53
Tangible book value per share (non-GAAP)(1)	18.43	18.81	17.94
Performance Ratios:
Return on average assets (annualized)	1.24%	1.04%	(0.13)%
Return on average equity (annualized)	8.79	7.43	(1.14)
Return on average tangible common equity (non-GAAP)(1)	9.06	7.76	(1.18)
Net interest margin(2)	3.86	3.64	3.43
Interest rate spread (3)	3.38	3.16	2.91
Yield on loans	5.55	5.32	5.21
Cost of deposits	1.35	1.32	1.32
Cost of funds	1.88	1.89	2.06
Non-interest income as a percentage of average assets	0.81	0.86	0.64
Non-interest expense as a percentage of average assets	2.79	2.83	4.02
Efficiency ratio(4)	62.21	65.29	101.47
Total loans as a percentage of total deposits	102.45	104.97	109.39
Average interest-earning assets as a percentage of average interest-bearing liabilities	133.94	134.37	134.52
Balance Sheet, (end of period):
Total assets	$2,775,550	$2,780,104	$2,787,010
Total earning assets	2,636,812	2,647,488	2,669,662
Total loans	2,260,822	2,260,543	2,274,747
Total deposits	2,206,649	2,153,608	2,079,578
Total stockholders' equity	366,573	389,536	372,037
Asset Quality:
Allowance for credit losses	$23,190	$23,926	$24,284
Allowance for credit losses as a percentage of total loans	1.03%	1.06%	1.07%
Allowance for credit losses as a percentage of nonperforming loans	130.64	141.46	137.79
Nonaccrual loans as a percentage of total loans	0.79	0.75	0.77
Net loan (charge-offs) recoveries as a percentage of average loans (annualized)	(0.13)	0.07	(0.11)
Total nonperforming assets as a percentage of total assets	0.64	0.61	0.63
Capital Ratios:
Total stockholders' equity as a percentage of total assets	13.21%	14.01%	13.35%
Tangible stockholders' equity as a percentage of tangible assets (non-GAAP)(1)	12.83	13.64	12.95
Total capital as a percentage of risk-weighted assets (5)	19.69	20.20	19.89
Common equity tier 1 capital as a percentage of risk-weighted assets (5)	17.28	17.79	17.42
Tier 1 capital as a percentage of average assets (5)	13.73	14.19	13.11

(1) Reconciliation of non-GAAP financial measures appears on page 12.
(2) Represents net interest income as a percentage of average interest-earning assets.
(3) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(4) Represents non-interest expenses divided by the sum of net interest income and non-interest income.
(5) Presented as projected for September 30, 2026 and actual for the remaining dates.

Avidia Bancorp, Inc.
Consolidated Balance Sheets (Unaudited)

	As of			September 30, 2026 Change From
(Dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	June 30, 2026		September 30, 2025
Assets

Cash and due from banks	$18,000	$19,171	$15,484	$(1,171)	(6.1)%	$2,516	16.2%
Short-term investments	42,300	51,303	96,384	(9,003)	(17.5)	(54,084)	(56.1)
Total cash and cash equivalents	60,300	70,474	111,868	(10,174)	(14.4)	(51,568)	(46.1)

Securities available for sale, at fair value	313,409	315,091	269,308	(1,682)	(0.5)	44,101	16.4
Securities held to maturity, at amortized cost	12,500	12,500	15,747	-	0.0	(3,247)	(20.6)
Total securities	325,909	327,591	285,055	(1,682)	(0.5)	40,854	14.3

Federal Home Loan Bank stock, at cost	7,001	8,051	11,731	(1,050)	(13.0)	(4,730)	(40.3)

Loans held for sale	780	-	1,745	780	-	(965)	(55.3)

Total loans	2,260,822	2,260,543	2,274,747	279	0.0	(13,925)	(0.6)
Less: Allowance for credit losses	(23,190)	(23,926)	(24,284)	736	(3.1)	1,094	(4.5)
Net loans	2,237,632	2,236,617	2,250,463	1,015	0.0	(12,831)	(0.6)

Premises and equipment, net	28,951	29,153	29,270	(202)	(0.7)	(319)	(1.1)
Bank-owned life insurance	47,722	47,309	36,375	413	0.9	11,347	31.2
Accrued interest receivable	8,588	8,700	8,141	(112)	(1.3)	447	5.5
Net deferred tax asset	14,942	12,842	10,832	2,100	16.4	4,110	37.9
Goodwill	11,936	11,936	11,936	-	-	-	-
Mortgage servicing rights	3,423	3,168	3,149	255	8.0	274	8.7
Other assets	28,366	24,263	26,445	4,103	16.9	1,921	7.3
Total assets	$2,775,550	$2,780,104	$2,787,010	$(4,554)	(0.2)%	$(11,460)	(0.4)%

Liabilities
Deposits	$2,206,649	$2,153,608	$2,079,578	$53,041	2.5%	$127,071	6.1%
Federal Home Loan Bank advances	110,000	160,000	260,000	(50,000)	(31.3)	(150,000)	(57.7)
Subordinated debt	27,914	27,877	27,778	37	0.1	136	0.5
Accrued expenses and other liabilities	64,414	49,083	47,617	15,331	31.2	16,797	35.3
Total liabilities	$2,408,977	$2,390,568	$2,414,973	$18,409	0.8%	$(5,996)	(0.2)%

Stockholders' equity:
Common Stock	$192	$201	$201	$(9)	(4.5)%	$(9)	(4.5)%
Additional paid-in capital	171,507	195,228	195,029	(23,721)	(12.2)	(23,522)	(12.1)
Unallocated ESOP common stock	(14,656)	(14,857)	(15,459)	201	(1.4)	803	(5.2)
Retained earnings	230,546	223,138	206,648	7,408	3.3	23,898	11.6
Accumulated other comprehensive loss	(21,016)	(14,174)	(14,382)	(6,842)	48.3	(6,634)	46.1
Total stockholders' equity	$366,573	$389,536	$372,037	$(22,963)	(5.9)%	$(5,464)	(1.5)%

Total liabilities and stockholders' equity	$2,775,550	$2,780,104	$2,787,010	$(4,554)	(0.2)%	$(11,460)	(0.4)%

Avidia Bancorp, Inc.
Consolidated Loan and Deposit Analysis (Unaudited)

Loan Analysis

	As of			September 30, 2026 Change From
(Dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	June 30, 2026		September 30, 2025
Real estate loans
One to four family residential	$548,079	$517,975	$521,606	$30,104	5.8%	$26,473	5.1%
Home equity and second mortgages	84,313	82,886	76,027	1,427	1.7	8,286	10.9
Commercial real estate	536,312	540,209	526,345	(3,897)	(0.7)	9,967	1.9
Commercial real estate multifamily	106,403	103,477	98,647	2,926	2.8	7,756	7.9
Construction & land	49,440	45,928	51,311	3,512	7.6	(1,871)	(3.6)
Total real estate loans	1,324,547	1,290,475	1,273,936	34,072	2.6	50,611	4.0
Commercial loans
Condominium associations	491,868	494,331	498,164	(2,463)	(0.5)	(6,296)	(1.3)
Commercial & industrial	438,274	469,491	495,263	(31,217)	(6.6)	(56,989)	(11.5)
PPP loans	—	—	40	—	—	(40)	(100.0)
Total commercial loans	930,142	963,822	993,467	(33,680)	(3.5)	(63,325)	(6.4)
Consumer loans
Consumer	2,909	3,082	4,274	(173)	(5.6)	(1,365)	(31.9)
Total consumer loans	2,909	3,082	4,274	(173)	(5.6)	(1,365)	(31.9)
Total loans	2,257,598	2,257,379	2,271,677	219	0.0	(14,079)	(0.6)
Allowance for credit losses	(23,190)	(23,926)	(24,284)	736	(3.1)	1,094	(4.5)
Net deferred loan costs	3,224	3,164	3,070	60	1.9	154	5.0
Loans, net	$2,237,632	$2,236,617	$2,250,463	$1,015	0.0	$(12,831)	(0.6)%

Deposit Analysis

	As of			September 30, 2026 Change From
(Dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	June 30, 2026		September 30, 2025
Non-interest-bearing demand	$368,961	$369,282	$342,867	$(321)	(0.1)%	$26,094	7.6%
NOW	743,042	753,470	708,096	(10,428)	(1.4)	34,946	4.9
Money market	299,215	279,529	278,095	19,686	7.0	21,120	7.6
Savings	441,451	432,310	417,010	9,142	2.1	24,441	5.9
Certificates of deposit	331,084	319,017	321,510	12,066	3.8	9,574	3.0
Brokered certificates of deposit	22,896	—	12,000	22,896	-	10,896	90.8
Total deposits	$2,206,649	$2,153,608	$2,079,578	$53,041	2.5%	$127,071	6.1%

Avidia Bancorp, Inc.
Consolidated Statements of Operations QTD (Unaudited)

				Three Months Ended September 30, 2026 Change
	Three Months Ended			From Three Months Ended
(Dollars in thousands, except per share data)	September 30, 2026	June 30, 2026	September 30, 2025	June 30, 2026		September 30, 2025
Interest and dividend income
Loans, including fees	$31,585	$29,961	$29,727	$1,624	5.4%	$1,858	6.3%
Securities	3,016	2,877	2,567	139	4.8	449	17.5
Other	164	400	1,588	(236)	(59.0)	(1,424)	(89.7)
Total interest and dividend income	34,765	33,238	33,882	1,527	4.6	883	2.6

Interest expense
Deposits	7,313	6,992	7,268	321	4.6	45	0.6
Federal Home Loan Bank advances	1,594	1,930	2,827	(336)	(17.4)	(1,233)	(43.6)
Subordinated debt	355	352	355	3	0.9	-	0.0
Total interest expense	9,262	9,274	10,450	(12)	(0.1)	(1,188)	(11.4)

Net interest income	25,503	23,964	23,432	1,539	6.4	2,071	8.8
Provision expense for credit losses - loans	19	745	1,480	(726)	(97.4)	(1,461)	(98.7)
Provision expense for credit losses - off-balance sheet credit exposures	192	147	60	45	30.6	132	220.0
Total provision expense for credit losses	211	892	1,540	(681)	(76.3)	(1,329)	(86.3)
Net interest income, after provision expense for credit losses	25,292	23,072	21,892	2,220	9.6	3,400	15.5

Non-interest income:
Customer service fees	1,449	1,338	912	111	8.3	537	58.9
Payments processing income	2,152	2,592	1,857	(440)	(17.0)	295	15.9
Income on bank-owned life insurance	411	379	279	32	8.4	132	47.3
Mortgage banking income	436	287	121	149	51.9	315	260.3
Investment commissions	423	359	358	64	17.8	65	18.2
Other	781	947	999	(166)	(17.5)	(218)	(21.8)
Total non-interest income	5,652	5,902	4,526	(250)	(4.2)	1,126	24.9

Non-interest expense:
Salaries and employee benefits	10,198	9,963	9,773	235	2.4	425	4.3
Occupancy and equipment	1,533	1,440	1,933	93	6.5	(400)	(20.7)
Data processing	3,045	3,042	2,251	3	0.1	794	35.3
Professional fees	1,373	1,516	790	(143)	(9.4)	583	73.8
Payments processing	567	452	526	115	25.4	41	7.8
Deposit insurance	333	302	651	31	10.3	(318)	(48.8)
Marketing and promotions	308	424	423	(116)	(27.4)	(115)	(27.2)
Telecommunications	73	75	81	(2)	(2.7)	(8)	(9.9)
Problem loan and foreclosed real estate, net	59	179	179	(120)	(67.0)	(120)	(67.0)
Other general and administrative	1,891	2,108	11,762	(217)	(10.3)	(9,871)	(83.9)
Total non-interest expense	19,380	19,501	28,369	(121)	(0.6)	(8,989)	(31.7)

Income (loss) before income tax expense	11,564	9,473	(1,951)	2,091	22.1	13,515	692.7
Income tax expense (benefit)	2,963	2,303	(1,044)	660	28.7	4,007	383.8
Net income (loss)	$8,601	$7,170	$(907)	$1,431	20.0%	$9,508	1048.3%

Share data:
Weighted average common shares outstanding, basic	18,247	18,577	18,520	(330)	(1.8)%	(274)	(1.5)%
Weighted average common shares outstanding, diluted	18,247	18,577	18,520	(330)	(1.8)	(274)	(1.5)
Earnings (loss) per share, basic	$0.47	$0.39	$(0.05)	$0.08	20.5	$0.52	1059.7
Earnings (loss) per share, diluted	$0.47	$0.39	$(0.05)	$0.08	20.5	$0.52	1059.7

Avidia Bancorp, Inc.
Consolidated Statements of Operations YTD (Unaudited)

	Nine Months Ended		Nine Months Ended Sep. 30, 2026 Change
(Dollars in thousands, except per share data)	Sep. 30, 2026	Sep. 30, 2025	From Nine Months Ended Sep. 30, 2025
Interest and dividend income:
Loans, including fees	$91,860	$86,791	$5,069	5.8%
Securities	8,437	7,774	663	8.5
Other	1,306	2,224	(918)	(41.3)
Total interest and dividend income	101,603	96,789	4,814	5.0

Interest expense:
Deposits	21,189	22,241	(1,052)	(4.7)
Federal Home Loan Bank advances	5,905	10,267	(4,362)	(42.5)
Subordinated debt	1,059	1,021	38	3.7
Total interest expense	28,153	33,529	(5,376)	(16.0)

Net interest income:	73,450	63,260	10,190	16.1
Provision expense for credit losses - loans	1,623	20,308	(18,685)	(92.0)
Provision expense (reversal) for credit losses - off-balance sheet credit exposures	569	(82)	651	793.9
Total provision expense for credit losses	2,192	20,226	(18,034)	(89.2)
Net interest income, after provision expense for credit losses	71,258	43,034	28,224	65.6

Non-interest income:
Customer service fees	3,705	2,697	1,008	37.4
Net (loss) on sale of securities available for sale	-	(619)	619	100.0
Payments processing income	6,653	6,129	524	8.5
Income on bank-owned life insurance	1,059	847	212	25.0
Mortgage banking income	987	299	688	230.1
Investment commissions	1,138	1,020	118	11.6
Other	2,298	3,129	(831)	(26.6)
Total non-interest income	15,840	13,502	2,338	17.3

Non-interest expense:
Salaries and employee benefits	30,361	30,247	114	0.4
Occupancy and equipment	4,801	5,994	(1,193)	(19.9)
Data processing	8,977	8,623	354	4.1
Professional fees	3,997	2,539	1,458	57.4
Payments processing	1,386	2,500	(1,114)	(44.6)
Deposit insurance	978	2,064	(1,086)	(52.6)
Advertising	938	998	(60)	(6.0)
Telecommunications	248	270	(22)	(8.1)
Problem loan and foreclosed real estate, net	436	485	(49)	(10.1)
Other general and administrative	5,753	16,246	(10,493)	(64.6)
Total non-interest expense	57,875	69,966	(12,091)	(17.3)

Income (loss) before income tax expense	29,223	(13,430)	42,653	317.6
Income tax expense (benefit)	7,458	(4,808)	12,266	255.1
Net income (loss)	$21,765	$(8,622)	$30,387	352.4%

Share data:
Weighted average common shares outstanding, basic	18,463	18,520	(58)	(0.3)%
Weighted average common shares outstanding, diluted	18,463	18,520	(58)	(0.3)
Earnings (loss) per share, basic	$1.18	$(0.47)	$1.64	353.2
Earnings (loss) per share, diluted	$1.18	$(0.47)	$1.64	353.2

Avidia Bancorp, Inc.
Average Balances and Average Yields And Costs (Unaudited)

	For the Quarters Ended
	September 30, 2026			June 30, 2026			September 30, 2025
(Dollars in thousands)	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
Interest-earning assets:
Short-term investments	$33,751	$164	1.93%	$56,531	$400	2.84%	$150,428	$1,588	4.19%
Securities	332,915	3,016	3.59	323,536	2,877	3.57	292,031	2,567	3.49
Loans (1)	2,257,327	31,585	5.55	2,258,865	29,961	5.32	2,264,095	29,727	5.21
Total interest-earning assets	2,623,993	34,765	5.26	2,638,932	33,238	5.05	2,706,554	33,882	4.97
Non-interest-earning assets	128,317			125,864			116,574
Total assets	$2,752,310			$2,764,796			$2,823,128

Interest-bearing liabilities:
NOW accounts	$732,338	$1,121	0.61%	$736,036	$1,042	0.57%	$704,708	$833	0.47%
Money market accounts	293,575	1,016	1.37	270,030	860	1.28	274,203	918	1.33
Regular and other savings accounts	432,521	2,314	2.12	432,822	2,280	2.11	411,941	2,407	2.32
Certificates of deposit	325,804	2,859	3.48	320,871	2,810	3.51	322,638	2,958	3.64
Brokered certificates of deposits	249	3	4.78	-	-	0.00	12,000	152	5.03
Total interest-bearing deposits	1,784,487	7,313	1.63	1,759,759	6,992	1.59	1,725,490	7,268	1.67
FHLB advances and other borrowings (2)	146,646	1,594	4.31	176,351	1,930	4.39	258,782	2,827	4.33
Subordinated debt	27,890	355	5.05	27,857	352	5.07	27,753	355	5.07
Total interest-bearing liabilities	1,959,023	9,262	1.88	1,963,967	9,274	1.89	2,012,025	10,450	2.06
Non-interest-bearing demand deposits	359,349			372,187			458,900
Other non-interest-bearing liabilities	45,555			41,761			34,777
Total liabilities	2,363,927			2,377,915			2,505,702
Total stockholders' equity	388,383			386,881			317,426
Total liabilities and capital	$2,752,310			$2,764,796			$2,823,128

Net interest income		$25,503			$23,964			$23,432
Net interest rate spread (3)			3.38%			3.16%			2.91%
Net interest-earning assets (4)	$664,970			$674,965			$694,529
Total deposits	2,143,836			2,131,946			2,184,390
Net interest margin (5)			3.86%			3.64%			3.43%
Cost of deposits			1.35%			1.32%			1.32%
Cost of funds			1.88%			1.89%			2.06%
Average interest-earning assets to interest-bearing liabilities			133.94%			134.37%			134.52%

(1) Nonaccrual loans are included in average balance only. Loan balance include loans held for sale.
(2) Average balances for borrowings includes the financing lease obligation which is presented under other liabilities on the consolidated balance sheet.
(3) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(4) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.

Avidia Bancorp, Inc.
Asset Quality Data (Unaudited)

	At or for the Quarters Ended
(Dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025
Nonperforming Assets
Nonaccrual loans:
Residential	$701	$320	$387
Commercial real estate	4,935	5,952	-
Construction	-	-	8,930
Commercial	12,115	10,642	8,307
Total nonaccrual loans	$17,751	$16,914	$17,624
Other real estate owned	-	-	-
Total nonperforming assets	$17,751	$16,914	$17,624

Total nonaccrual loans to total loans	0.79%	0.75%	0.77%
Total nonperforming assets to total loans	0.79	0.75	0.77

Allowance for Credit Losses
Allowance for credit losses, beginning of period	$23,926	$22,761	$23,425
Charged-off loans	(1,213)	(75)	(844)
Recoveries on charged-off loans	458	495	223
Net loan (charge-offs) recoveries	(755)	420	(621)
Provision expense for credit losses	19	745	1,480
Allowance for credit losses, end of period	$23,190	$23,926	$24,284

Allowance for credit losses to total loans	1.03%	1.06%	1.07%
Allowance for credit losses to nonaccrual loans	130.64	141.46	137.79
Allowance for credit losses to nonperforming loans	130.64	141.46	137.79

Net loan recoveries (charge-offs)
Residential	$1	$1	$2
Commercial real estate	(960)	-	135
Construction	270	479	-
Commercial	(71)	(67)	(766)
Consumer	5	7	8
Total net loan (charge-offs) recoveries	$(755)	$420	$(621)

Net loan (charge-offs) recoveries to average loans (annualized)	(0.13)%	0.07%	(0.11)%

Avidia Bancorp, Inc.
Non-GAAP Reconciliation (Unaudited)

	As of
(Dollars in thousands, except per share data)	September 30, 2026	June 30, 2026	September 30, 2025
Tangible stockholders' equity:
Total stockholders' equity (GAAP)	$366,573	$389,536	$372,037
Less: Goodwill	11,936	11,936	11,936
Tangible stockholders' equity (non-GAAP)	$354,637	$377,600	$360,101

Tangible assets:
Total assets (GAAP)	$2,775,550	$2,780,104	$2,787,010
Less: Goodwill	11,936	11,936	11,936
Tangible assets (non-GAAP)	$2,763,614	$2,768,168	$2,775,074

Average tangible stockholders' equity:
Average total stockholders' equity (GAAP)	$388,383	$386,881	$317,426
Less: Average goodwill	11,936	11,936	11,936
Average tangible stockholders' equity (non-GAAP)	$376,447	$374,945	$305,490

Stockholders' equity to assets (GAAP)	13.21%	14.01%	13.35%
Tangible stockholders' equity to tangible assets (non-GAAP)	12.83%	13.64%	12.95%
Return on average equity (GAAP)	8.79%	7.43%	(1.14)%
Return on average tangible common equity (non-GAAP)	9.06%	7.76%	(1.18)%

Common shares outstanding, including unallocated ESOP shares	19,238	20,076	20,076

Book value per common share (GAAP)	$19.05	$19.40	$18.53
Tangible book value per common share (non-GAAP)	$18.43	$18.81	$17.94